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                                                                    Exhibit 10




             Consent of Independent Certified Public Accountants




Board of Directors
The Travelers Insurance Company

We consent to the use of our reports included herein and to the reference to our firm as experts under the heading "Independent Accountants."


/s/KPMG LLP

Hartford, Connecticut
April 11, 2000